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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form F-1 of our report dated February 18, 2000, relating to the combined/consolidated financial statements of W.P. Stewart & Co., Ltd. and its subsidiaries as of and for the three years ended December 31, 1999, 1998 and 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers

Hamilton, Bermuda
November 6, 2000